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                                                                   EXHIBIT 10(e)


                              AMENDED AND RESTATED
                      1987 KEY EMPLOYEES STOCK OPTION PLAN
                                      FOR
                           NEWMONT MINING CORPORATION
                                and SUBSIDIARIES
                       (effective as of October 25, 1993)

1.       PURPOSE OF PLAN

         The purpose of the Plan is to aid Newmont Mining Corporation ("Company") and its subsidiaries in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries. The Company expects that it will benefit from the added interest which the respective participants will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's common stock.

2.       STOCK SUBJECT TO THE PLAN

         The total number of shares of common stock par value $1.60 per share of the Company ("Common Stock") that may be optioned under the Plan is 1,100,000. No Participant shall be granted, in any one year, options, whether Incentive Stock Options or other than Incentive Stock Options, to purchase in the aggregate more than 320,000 shares of Common Stock. They may consist, in whole or in part, of unissued shares or treasury shares. If any shares that have been optioned cease to be subject to option, they may again be optioned under the Plan. The Board of Directors, and the proper Officers of the Company shall from time to time take the appropriate action required for the delivery of the stock, in accordance with the options and the exercises thereof.

3.       ADMINISTRATION

         The Board of Directors of the Company shall appoint a Committee which shall administer the Plan. The Committee shall be made up of at least three members of the Board of Directors who shall not have been eligible for selection as a person to whom stock may have been allocated or to whom stock options or stock appreciation rights of the Company or any of its affiliates may have been granted pursuant to the Plan or any other plan of the Company or its affiliates at any time within one year prior to the date of appointment to the Committee. The members of the Committee shall serve at the pleasure of the Board and shall not be eligible to participate in the Plan. The Committee shall have the authority consistent with the Plan, to determine the provisions of the options to be granted, to interpret the Plan and the options granted under the Plan, to adopt, amend and
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rescind rules and regulations for the administration of the Plan and the options, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants.

4.       ELIGIBILITY

         Key employees, including officers, of the Company and its subsidiaries (but excluding members of the Committee and any person who serves only as a director), are eligible to be granted options under the Plan. The participants in the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine in its sole discretion the number of shares to be covered by the option or options granted to each participant.

5.       LIMITATIONS

         No option may be granted under the Plan after May 5, 1997 but options theretofore granted may by their terms extend and be exercisable beyond that date.

6.       TERMS AND CONDITIONS OF OPTIONS

         All options granted under the Plan shall be either Incentive Stock Options as defined in Section 422A of the Internal Revenue Code of 1986 as amended (the "Code") or options other than Incentive Stock Options. Each such option shall be subject to the foregoing paragraphs hereof, and to the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and set forth in the option documents delivered to the participants.

                 (a) The option exercise price per share shall be determined by the Committee, but shall not be less than 100% of the fair market value per share on the date that the option is granted, determined as provided in paragraph (h) below.

                 (b) Each option shall be exercisable at such times and under such conditions as are set forth in the option. No option shall be exercisable after the expiration of 10 years and one day from the date the option is granted.

                 (c) No option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the option is then exercisable. To the extent options are exercisable they may be exercised from time to time by notice to the Company, in such form as the Committee may prescribe or approve. In addition to the option exercise price in respect of each exercise of the option, the





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         optionee shall pay to the Company (or agree to pay to the Company at such time as the Company may specify) any amounts which the Company in its absolute discretion determines it is obligated to withhold as Federal, state or local taxes upon or in connection with such exercise of the option.

                 (d) Each option granted hereunder which is intended to be an Incentive Stock Option shall be so designated.

                 (e) Payments for shares purchased on each exercise of an option shall be made (i) in cash, or (ii) shares of Common Stock, or
         (iii) by a combination of cash and shares of Common Stock, or (iv) if the option shall so provide, by delivery of a promissory note satisfying the terms and conditions set forth in the option or (v) in such other manner specified by the Committee. The Committee may, from time to time, impose limits and conditions on the use of Common Stock for payment or on any other form of payment.

                 (f) Notwithstanding the foregoing paragraph (e), any option granted under the Plan may provide the right to exercise such option in whole or in part without any payment of the option price. If an option is exercised without a payment of the option price, the optionee shall be entitled to receive a payment equal to the excess of the fair market value, determined as provided in paragraph (h) below, of the shares covered by the option over the total option price of such shares. Such payment shall be in whole shares of Common Stock, in cash or partly in such shares and partly in cash solely as determined by the Committee. The number of shares with respect to which any option is exercised under this paragraph (f) shall reduce the number of shares thereafter available for exercise under the option and such shares may not again be optioned under the Plan.

                 (g) In addition to termination upon exercise and termination upon the expiration of the stated term of options each option shall terminate at such time after the termination of a participant's employment as shall be set forth in the option. The option may provide for different termination dates or other related provisions for the option depending upon the cause of termination of employment.

                 (h) The fair market value of shares of Common Stock shall be the average of the composite high and low prices at which the Company's common stock was traded on the relevant date as reported for New York Stock Exchange issues in The Wall Street Journal unless the Committee shall determine that some other method of valuation permitted by Section 422A of the Code shall be used.





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                 (i)      In no event shall any participant be granted an
         Incentive Stock Option under the Plan if such grant would permit the participant to exercise for the first time during any calendar year (under the Plan and all other plans of the Company, its parent and subsidiary corporations) Incentive Stock Options to purchase shares of any or all such corporations having an aggregate fair market value (determined at time of grant of each such Incentive Stock Option) in excess of $100,000.

                 (j) The Committee may require each person purchasing shares pursuant to the option to represent to and agree with the Company in writing that he is acquiring the shares for investment and not with a view to the distribution thereof.

                 (k) The option shall not be transferable by the participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a participant the option shall be exercisable only by him.

7.       TRANSFER, LEAVE OF ABSENCE, ETC.

         For the purposes of the Plan, the following shall not be deemed a termination of employment:

                 (a) The transfer of a participant from the Company to a subsidiary or vice versa, or from one subsidiary to another;

                 (b) A leave of absence, duly authorized in writing by the Company, when the leave does not exceed 90 days;

                 (c) A leave of absence, duly authorized by the Company, exceeding 90 days where the participant's right to reemployment is guaranteed either by statue or by contract.

8.       CHANGES IN CAPITAL

         A. Upon changes in the Common Stock by a stock dividend, stock split, reverse split, recapitalization, merger, consolidation, (whether or not the Company is the surviving corporation) combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which stock options may be granted, the number and class of shares under each option and the option price per share shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such option.

         B. Except as otherwise specifically provided in the stock option, in the event of a merger, consolidation, combination,





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reorganization or other transaction in which the shareowners of the Company will receive cash or securities (other than stock of the Company) or in the event that an offer is made to the holders of Common Stock to sell or exchange such Common Stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (a) at least 50% of the outstanding Common Stock of the Company or (b) such lesser percentage of the outstanding Common Stock which the Committee in its sole discretion determines may materially adversely affect the market value of the Common Stock after the tender offer, the Committee shall, prior to the shareowners' vote on such transaction or prior to the expiration date (without extensions) of the tender or exchange offer, (i) accelerate the time of exercise so that all stock options which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the options and/or (ii) determine that the options shall be adjusted and make such adjustments by substituting for Common Stock subject to options, stock or other securities of the surviving corporation or offeror if such stock or other securities of such corporation are publicly traded or, if such stock or other securities are not publicly traded, by substituting stock or other securities of a parent or affiliate of the surviving corporation or offeror if the stock or other securities of such parent or affiliate are publicly traded, in which event the aggregate option price shall remain the same and the amount of shares or other securities subject to option shall be the amount of shares or other securities which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the optionee if the option had been exercised in full prior to such transaction or expiration date and the optionee had exchanged all of such shares in the transaction or sold or exchanged all of such shares pursuant to the tender or exchange offer. No optionee shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares available to the optionee.

9.       USE OF PROCEEDS

         Proceeds from the sales of stock pursuant to exercises of options granted under the Plan shall constitute general funds of the Company.

10.      AMENDMENTS

         The Board of Directors may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any participant under any option outstanding at the time without such participant's consent, or which, without the approval of the Company's stockholders, would:





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                 (a)      except as provided in Paragraph 8 of the Plan,
         increase the total number of shares reserved of the purpose of the Plan; or

                 (b) except as provided in Paragraph 8 of the Plan, decrease the option price to less than 100% of the fair market value on the date of the granting of the option; or

                 (c) change the description of employees (or class of employees) eligible to receive options under the Plan.

         The Committee may amend the terms of any outstanding option, prospectively or retroactively, but no such amendment shall impair the rights of any person holding such option without his written consent. The Committee may also substitute new stock options for previously granted options, including previously granted options having higher option prices.





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